                       AMENDMENT TO OMNIBUS FEE AGREEMENT

     THIS AMENDMENT (the "Amendment") is effective as of July 1, 2005, by and between BISYS FUND SERVICES OHIO, INC. ("BISYS Ohio"), an Ohio corporation, BISYS FUND SERVICES (CAYMAN) LIMITED ("BISYS Cayman") and each other entity that has executed this Agreement, as listed on the signature page hereto (each, the "Company"), to that certain Omnibus Fee Agreement between BISYS Ohio, BISYS Cayman and each Company effective as of April 1, 2003 (as amended, the "Agreement").

     WHEREAS, the parties desire to modify certain fees payable under the Agreement.

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

     1. Change in Party. Section 2(a) of the Agreement is amended by changing each reference therein to "BISYS Fund Services Limited Partnership" and "BISYS LP" to "BISYS Ohio."

     2. Administrative Fees.

     (a) U.S. Companies. The "Base Fee" under the heading "Administrative" in
Section 2(a) of the Agreement no longer applies to the U.S. Companies, as the fees for BISYS' provision of administrative services for the U.S. Companies are now set forth in a separate agreement between BISYS and the U.S. Companies' investment adviser. For the sake of clarity, the "Legal Services Fee" under the heading "Administrative" in Section 2(a) of the Agreement is unchanged.

     (b) Cayman Companies. With respect to the Cayman Companies, the "Base Fee" under the heading "Administrative" in Section 2(a) of the Agreement is amended and restated as follows:

On incremental net assets of    Basis points
-----------------------------   ------------
$0 - $8 billion                      5.5

> $8 billion - $9.25 billion         5.0

> $9.25 billion - $12 billion        3.0

> $12 billion                        1.0

     3. Closed Account Fee. Section 2(b) of the Agreement is hereby amended by adding the following text to the end of such section:

          "The Annual Per Shareholder Fee set forth above will be charged on all open accounts within each Fund. An Annual Closed Account Fee of $2 per closed account will be charged on all closed accounts within each Fund.

          For purposed of determining the applicable fee, the following categories constitute an open account on the BISYS system, measured each month: open account with a balance, open account with a zero balance, open account with a negative balance, and closed account with any activity. Closed accounts with no activity in a month are considered a closed account for billing purposes."

     4. Miscellaneous.

     (a) The provisions set forth in this Amendment supersede, as of the date hereof, all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement.

     (b) Except as expressly provided in this Amendment, the provisions of the Agreement remain unchanged and in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

     (c) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

     (d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the day and year first written above.

CAYMAN COMPANIES:

Signed by the authorized representative    Signed by the authorized representative
of HSBC INVESTOR INTERNATIONAL EQUITY      of HSBC INVESTOR FIXED INCOME FUND,
FUND, LTD.                                 LTD.


By:                                        By:
    ------------------------------------       -----------------------------------
Name:                                      Name:
Title:                                     Title:


Signed by the authorized representative    Signed by the authorized representative
of HSBC INVESTOR SMALL CAP EQUITY FUND,    of HSBC INVESTOR LIMITED MATURITY FUND,
LTD.                                       LTD.


By:                                        By:
    ------------------------------------       -----------------------------------
Name:                                      Name:
Title:                                     Title:


Signed by the authorized representative    Signed by the authorized representative
of HSBC LARGE CAP GROWTH EQUITY FUND,      of HSBC INVESTOR LARGE CAP VALUE EQUITY
LTD.                                       FUND, LTD.


By:                                        By:
    ------------------------------------       -----------------------------------
Name:                                      Name:
Title:                                     Title:


Signed by the authorized representative
of HSBC INTERNATIONAL FIXED INCOME FUND,
LTD.


By:
    ------------------------------------
Name:
Title:

U.S. COMPANIES:

HSBC INVESTOR PORTFOLIOS


By:
    ------------------------------------
Name:
Title:


HSBC ADVISOR FUNDS TRUST                   HSBC INVESTOR FUNDS TRUST


By:                                        By:
    ------------------------------------       ------------------------------------
Name:                                      Name:
Title:                                     Title:


BISYS COMPANIES:

BISYS FUND SERVICES (CAYMAN) LTD.          BISYS FUND SERVICES OHIO, INC.


By:                                        By:
    ------------------------------------       ------------------------------------
Name:                                      Name: Fred Naddaff
Title:                                     Title: President


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